As filed with the Securities and Exchange Commission on October 3, 2003

Registration No. 333-109019

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENESCO INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation or Organization)

62-0211340
(I.R.S. Employee Identification Number)

Genesco Park
1415 Murfreesboro Road
Nashville, Tennessee 37217-2895
(615) 367-7000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Roger G. Sisson
Genesco Inc.
Genesco Park
1415 Murfreesboro Road
Nashville, Tennessee 37217-2895

(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)

Copies to:

Barbara Mendel Mayden, Esq.
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
SIGNATURES
INDEX TO EXHIBITS
Consent of PricewaterhouseCoopers LLP

Explanatory Note

     This Pre-Effective Amendment No. 1 to the Registration Statement is filed solely for the purpose of filing an exhibit that has not been previously filed.

ITEM 16. EXHIBITS

Exhibit
Number		Description

4.1	—	Amended and Restated Bylaws of Genesco Inc. (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 1995).
4.2	—	Restated Charter of Genesco, Inc., as amended (incorporated by reference to Exhibit 1 to the Company’s Form 8-A/A filed with the SEC on May 1, 2003).
4.3	—	Form of 4.125% Convertible Subordinated Debenture due 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 2, 2003, as filed with the SEC on September 16, 2003).
4.4	—	Indenture, dated as of June 24, 2003, between Genesco Inc. and The Bank of New York (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 2, 2003, as filed with the SEC on September 16, 2003).
4.5	—	Registration Rights Agreement, dated as of June 24, 2003, by and among Genesco Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., JP Morgan Securities Inc. and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 2, 2003, filed with the SEC on September 16, 2003).
4.6	—	Amended and Restated Rights Agreement dated as of August 28, 2000 (incorporated by reference to Exhibit 4 to the Current Report on Form 8-K filed August 30, 2000).
5.1*	—	Opinion of Bass, Berry & Sims PLC.
8.1*	—	Opinion of Bass, Berry & Sims PLC.
12 *	—	Statement Regarding Computation of the Ratio of Earnings to Fixed Charges.
23.1*	—	Consent of Ernst & Young LLP.
23.2	—	Consent of PricewaterhouseCoopers LLP.
23.3*	—	Consent of Bass, Berry & Sims PLC (included in Exhibits 5.1 and 8.1).
24 *	—	Power of Attorney (included on page II-4).
25 *	—	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1.

*	previously filed

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on October 3, 2003.

GENESCO INC.

By:	/s/ Hal N. Pennington Hal N. Pennington President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hal N. Pennington Hal N. Pennington	President, Chief Executive Officer and Director (Principal Executive Officer)	October 3, 2003

/s/ James S. Gulmi James S. Gulmi	Senior Vice President - Finance and Chief Financial Officer (Principal Financial Officer)	October 3, 2003

* Paul D. Williams	Chief Accounting Officer (Principal Accounting Officer)	October 3, 2003

* Leonard L. Berry, Ph.D.	Director	October 3, 2003

* Robert V. Dale	Director	October 3, 2003

* W. Lipscomb Davis, Jr.	Director	October 3, 2003

* Matthew C. Diamond	Director	October 3, 2003

* Ben T. Harris	Director	October 3, 2003

* Kathleen Mason	Director	October 3, 2003

* Linda H. Potter	Director	October 3, 2003

* William A. Williamson, Jr.	Director	October 3, 2003

* William S. Wire, II	Director	October 3, 2003

/s/ James S. Gulmi James S. Gulmi Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number		Description

4.1	—	Amended and Restated Bylaws of Genesco Inc. (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 1995).
4.2	—	Restated Charter of Genesco Inc., as amended (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A filed with the SEC on May 1, 2003).
4.3	—	Form of 4.125% Convertible Subordinated Debenture due 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 2, 2003, as filed with the SEC on September 16, 2003).
4.4	—	Indenture, dated as of June 24, 2003, between Genesco Inc. and The Bank of New York (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 2, 2003, as filed with the SEC on September 16, 2003).
4.5	—	Registration Rights Agreement, dated as of June 24, 2003, by and among Genesco Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., JP Morgan Securities Inc. and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 2, 2003, filed with the SEC on September 16, 2003).
4.6	—	Amended and Restated Rights Agreement dated as of August 28, 2000 (incorporated by reference to Exhibit 4 to the Current Report on Form 8-K filed August 30, 2000).
5.1*	—	Opinion of Bass, Berry & Sims PLC.
8.1*	—	Opinion of Bass, Berry & Sims PLC.
12 *	—	Statement Regarding Computation of the Ratio of Earnings to Fixed Charges.
23.1*	—	Consent of Ernst & Young LLP.
23.2	—	Consent of PricewaterhouseCoopers LLP.
23.3*	—	Consent of Bass, Berry & Sims PLC (included in Exhibits 5.1 and 8.1).
24 *	—	Power of Attorney (included on page II-4).
25 *	—	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1.

*	previously filed